Exhibit 24.1

POWERS OF ATTORNEY

The undersigned directors and officers of Whirlpool Corporation (the “Company”) hereby constitute and appoint Marc R. Bitzer, James W. Peters and Bridget K. Quinn, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact, each with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to the registration statement on Form S-8 to be filed by the Company with respect to the registration of shares of the Corporation’s common stock, par value $1.00 per share, to be offered and sold pursuant to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of the 15th day of April, 2025.

Signature	Title

/s/ Marc R. Bitzer Marc R. Bitzer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ James W. Peters James W. Peters	Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)

/s/ Roxanne L. Warner Roxanne L. Warner	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Samuel R. Allen Samuel R. Allen	Director

/s/ Greg Creed Greg Creed	Director

/s/ Gerri T. Elliott Gerri T. Elliott	Director

/s/ Richard J. Kramer Richard J. Kramer	Director

/s/ Jennifer A. LaClair Jennifer A. LaClair	Director

/s/ John D. Liu John D. Liu	Director

/s/ James M. Loree James M. Loree	Director

/s/ Harish Manwani Harish Manwani	Director

/s/ John G. Morikis John G. Morikis	Director

/s/ Rudy Wilson Rudy Wilson	Director